Exhibit 10.11

                              CONSULTING AGREEMENT

         This agreement (the "Agreement") is entered into as of July 7, 2003 between Health Sciences Group, Inc., a Colorado corporation (the "Company") and Spencer Trask Ventures, Inc., a Delaware corporation ("Consultant").

                                    RECITALS

         WHEREAS, Consultant represents that it will endeavor to introduce the Company to one or more Targets (as defined in Section 2 below) who may be interested in engaging in a business combination or financing arrangement with the Company which may include a merger or purchase of some or all of the stock or assets of the Company by a Target or a Target by the Company, or a licensing agreement, joint venture, distribution agreement or product purchase arrangement involving the Company and a Target (an "M&A Transaction"); or an investment in the securities of the Company by a Target (a "Financing Transaction");

         WHEREAS, the Company desires to engage the services of Consultant to provide an introduction to such Targets in accordance with the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The Company engages Consultant as one of the Company's non-exclusive consultants, to find Targets interested in effecting an M&A or Financing Transaction. Consultant will endeavor to introduce the Company to such Targets.

         2. For the purposes of this Agreement, "Targets" shall mean individuals or entities introduced to the Company by Consultant.

         3. In the event of a consummated M&A Transaction, the Company shall pay to Consultant a cash fee as follows:

                  (a) 7% of the first $1,000,000 or portion thereof of the consideration paid in such transaction; plus

                  (b)  6%  of  the   next   $1,000,000   or   portion   thereof
                  of the consideration paid in such transaction; plus

                  (c) 5% of the next $5,000,000 or portion thereof of the consideration paid in such transaction; plus

                  (d) 4% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus

                  (e) 3% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus

                  (f) 2.5% of any consideration paid in such transaction in excess of $9,000,000.


         "Consideration paid in such transaction" for purposes of this Agreement shall mean the value of (i) all consideration paid to the Company or a Target and/or the stockholders of the Company or a Target in connection with an M&A Transaction, including cash, securities or other consideration exchanged or paid at closing; assumption of debt; and any deferred payments including without limitation notes, contingent payments, license fees or royalty payments; (ii) amounts paid or payable under consulting, employment, supply, service, distribution, licensing, lease or agreements not to compete or similar arrangements (including such payments to management) and (iii) the aggregate amount of any investment made by the Company and a Target in a joint venture. Payment of the applicable fee set forth above will be made at the closing of the related M&A Transaction. The fee shall be payable in cash and any consideration other than cash which is paid in the consummated M&A Transaction shall be valued at its fair market value.


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

         In the event that "Consideration paid in such transaction" in connection with a an M&A Transaction or other business arrangement between the Company and a Target includes (i) licensing of the Company's or a Target's intellectual property or technology and agreement by the Company or a Target to make future royalty payments which are variable in amount depending on sales, or
(ii) purchase of the Company's products by a Target or a Target's products by the Company, the Company shall pay to Consultant, promptly upon receipt of all such royalty or product purchase payments, a cash fee of 5% of said payments for a period of five (5) years provided such payment does not result in double payment.

         4. (a) In the event of a consummated Financing Transaction, including the financing contemplated by the term sheet annexed hereto as Exhibit A (the "Term Sheet"), the Company shall (i) pay to Consultant a cash fee of 10% (ten percent) of the gross amount invested in the Company, (ii) issue to Consultant five-year warrants with cashless exercise and weighted average anti-dilution protection provisions to purchase the same type of securities as issued to investors at the price paid by investors in such Financing Transaction, which warrants will have an aggregate exercise price equal to 20% (twenty percent) of the gross amount invested in the Company; provided, however, that if a Target functions solely as an intermediary in arranging a Financing Transaction, including but not limited to serving as an underwriter of a public offering of securities or placement agent for a private offering of securities, the applicable fee to Consultant will be 2% of the gross amount invested in the Company in such Financing Transaction. In connection with the Financing
Transaction contemplated by the Term Sheet, the Company will not accept an investment from any prospective investor that was not introduced to the Company by the Consultant, without the Consultant's prior written consent. Payment of the applicable cash fee and issuance of the applicable warrants as described will be made at the closing of the related Financing Transaction and (iii) pay to the Consultant a nonaccountable expense allowance relating to expenses incurred by the Consultant in connection with the Financing Transaction (including, without limitation, travel and related expenses and fees and expenses of legal, accounting and other advisers to the Consultant) equal to three percent of the gross amount invested. A good faith advance of $ 10,000 to cover up front expenses to be incurred by the Consultant has been paid by the Company. Such amount shall be credited at the first closing of the Financing Transaction against the 3% nonaccountable expense allowance.

               (b) In addition to any fees payable by the Company to Consultant hereunder, the Company shall, whether or not an M&A Transaction or Financing Transaction is consummated, reimburse Consultant, in cash and on a monthly basis, for its travel and other reasonable out-of-pocket expenses up to an aggregate of $5,000 over the term of the Agreement (including all fees and disbursements of counsel, consultants or other advisors to be retained by Consultant with the Company's consent, plus any sales, use or similar taxes, including additions to such taxes, if any), incurred in connection with, or arising out of Consultant's activities under or contemplated by, this Agreement. Such reimbursements shall be made promptly upon submission by Consultant of statements therefor. Any expenses in excess of $5,000, in the aggregate over the term of the Agreement, must be approved in advance by the Company.

         5. In the event that any fees or warrants due Consultant are not paid or issued when due, the Company shall also be liable to Consultant for interest on the value of the compensation due at the annual rate of three percent over the prime rate, accruing on a daily basis from the date of closing, plus all of Consultant's reasonable legal fees and expenses in connection with collection of said compensation.

         6. This Agreement shall remain in full force and effect for a period of twelve (12) months after the date hereof; provided, however, that (a) Consultant shall be entitled to receive the full fee and expenses set forth in paragraphs 3 or 4 hereof in the event discussions are held with a Target during the term of this Agreement and an M&A Transaction or Financing Transaction is consummated with or involving such Target within two years from the expiration of this Agreement and (b) the provisions of paragraphs 3, 4, 5, 8, 9 and 10 of this Agreement shall remain in full force and effect.

         7. Except as provided herein, the Company shall not be liable for any retainers, costs, expenses or other charges incurred by Consultant or third parties at the request of Consultant unless the Company has authorized such costs or expenses in writing.

         8. (a)Consultant is an independent contractor and financial advisor and is not an employee or agent of the Company and it shall have no authority to bind the Company in any manner whatsoever. Nothing herein shall be construed to appoint the Consultant as placement agent or underwriter in connection with any of the Company's activities, including, without limitation, the transaction contemplated by the Term Sheet.


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

                  (b)The Company acknowledges that Consultant has not done any due diligence with respect to any Target and that Consultant makes no representations whatsoever with respect to any Target (including without limitation its financial condition or its ability to perform any obligations to which it is or may become bound), and the Company expressly agrees that Consultant shall have no liability whatsoever in connection with any transaction it may enter into with a Target.

         9. The Company agrees to indemnify and hold the Consultant, its affiliates, control persons, officers, employees and agents (collectively, the "Indemnified Persons") harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees) joint and several, arising out of the performance of this Agreement, whether or not the Consultant is a party to such dispute. This indemnity shall not apply, however, where a court of competent jurisdiction has made a final determination that the Consultant engaged in gross recklessness or willful misconduct in the performance of its services hereunder which directly gave rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determination, the indemnification and reimbursement provision of this Agreement shall apply and the Company shall perform its obligations hereunder to reimburse the Consultant for its expenses).

         If for any reason the foregoing indemnification is unavailable to the Consultant or such other Indemnified Person or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Consultant or such other Indemnified Person as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and the Consultant or such other Indemnified Person on the other hand, as well as any relevant equitable considerations; provided that in no event will the aggregate contribution by the Consultant and any other Indemnified Person hereunder exceed the amount of fees actually received by the Consultant pursuant to this Agreement. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Consultant and any other Indemnified Person.

         The provisions of this paragraph (9) shall survive the termination and expiration of this Agreement.

         10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflict of law principles.

         11. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements, whether written or oral, between the parties. No modification, extension or change in this Agreement shall be effective unless it is in writing and signed by both Consultant and the Company. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document. The provisions of this Agreement shall be deemed severable, so that if any provision hereof shall be declared unlawful or unenforceable, the remaining provisions hereof shall not be affected thereby and shall remain in full force and effect. A facsimile signature on this Agreement shall be considered the same as an original.

         12. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement may not be assigned except upon the prior written consent of the other party to this Agreement.

         13. Any notice hereunder shall be in writing and delivery thereof shall be complete if delivered in person, by facsimile or mailed by overnight mail, or registered or certified mail, postage prepaid to the following addresses (unless changed by written notice):


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                  Consultant:       Spencer Trask Ventures, Inc.
                                    535 Madison Avenue, 18th Floor
                                    New York, NY 10022
                                    Attention: William P. Dioguardi, President

                  With a copy to:   Feldman Weinstein LLP
                                    420 Lexington Avenue
                                    New York, NY 10170
                                    Attn: David Feldman

                  Company:          Health Sciences Group, Inc.
                                    6080 Center Drive, 6th Floor
                                    Los Angeles, CA 90045
                                    Attention: Bill Glaser, President


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.



HEALTH SCIENCES GROUP, INC.                 SPENCER TRASK VENTURES, INC


By: _________________________________       By:________________________________


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